      As filed with the Securities and Exchange Commission on June 2, 1997
                                                     Registration No. _________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             63-0574085
(State or other jurisdiction of   420 NORTH 20TH STREET     (I.R.S. Employer
incorporation or organization) BIRMINGHAM, ALABAMA 35203  Identification No.)
                                   (205) 254-5000
                        (Address, including zip code, and
                     telephone number, including area code,
                  of registrant's principal executive offices)

                                AUBREY D. BARNARD
                              420 NORTH 20TH STREET
                            BIRMINGHAM, ALABAMA 35203
                                 (205) 254-5000
                        (Address, including zip code, and
                     telephone number, including area code,
                  of registrant's principal executive offices)

                The Commission is requested to send copies of all
                               communications to:
                           C. LARIMORE WHITAKER, ESQ.
                         BRADLEY ARANT ROSE & WHITE LLP
                           2001 PARK PLACE, SUITE 1400
                            BIRMINGHAM, ALABAMA 35203
                                 (205) 521-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement is declared effective by the Securities and Exchange Commission.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.    [   ]

                         CALCULATION OF REGISTRATION FEE

                                                            Proposed
                                                            maximum         Proposed maximum
                                      Amount to be      aggregate price  aggregate offering price    Amount of registration
Title of shares to be registered       registered         per unit (*)             (*)                        fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value of
per share                            802,992 shares        $38.56             $30,963,371               $9,383

Rights to Purchase Series A Junior
Participating Preferred Stock        356,885(1)
========================================================================================================================

(*) Estimated pursuant to Rule 457(c) for the purpose of calculating the registration fee.

(1) Represents 4/9ths of a Right issued in respect of each share of Common Stock issued.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                             SOUTHTRUST CORPORATION
                                  -------------

                         802,992 SHARES OF COMMON STOCK

         The 802,992 shares of the common stock, par value $2.50 per share (the "Common Stock"), of SouthTrust Corporation, a Delaware corporation ("SouthTrust"), to be offered hereby will be offered by resale by certain former stockholders of Charter Bank, a Federal savings bank ("Charter") (the "Selling Stockholders") which was acquired by SouthTrust on March 28, 1997. The Selling Stockholders acquired such shares pursuant to the Agreement and Plan of Merger dated as of December 10, 1996 (the "Merger Agreement") between Charter, SouthTrust Bank of Florida, National Association, a national banking association ("ST-Bank"), SouthTrust of Florida, Inc., a Florida corporation and a wholly-owned subsidiary of SouthTrust ("ST-Sub"), and SouthTrust. Pursuant to the Merger Agreement, Charter has been merged with and into ST-Bank, and the stockholders of Charter have received, in exchange for their shares of common stock of Charter, shares of Common Stock of SouthTrust and cash in lieu of fractional interests of Common Stock of SouthTrust.

         The shares offered hereby may be offered for resale by the Selling Stockholders from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal or both (which compensation, as to a particular broker-dealer, might be in excess of customary commissions). See "THE SELLING STOCKHOLDERS AND THE SHARES OF COMMON STOCK TO BE OFFERED" and "PLAN OF DISTRIBUTION."

         SouthTrust will not receive any part of the proceeds from the sale of the shares by the Selling Stockholders. SouthTrust will bear all expenses (other than selling discounts and commissions and fees and expenses of counsel or other advisors to the Selling Shareholders) in connection with the registration of the shares being offered by the Selling Stockholders. See "PLAN OF DISTRIBUTION."

         SouthTrust Common Stock is subject to quotation by and is traded through the facilities of the Nasdaq National Market ("Nasdaq"). On May 29, 1997 the last sales price for the Common Stock of SouthTrust, as reported through Nasdaq, was $38 3/8 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SECURITIES ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF SOUTHTRUST CORPORATION, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

No person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with any offer to sell or sale of the securities with respect to which this Prospectus is issued and, if given or made, such information or representation must not be relied upon as having been authorized. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell to or a solicitation of an offer to buy from any person in any state in which any such offer or solicitation would be unlawful.

                    ----------------------------------------
                             SOUTHTRUST CORPORATION
                              420 NORTH 20TH STREET
                            BIRMINGHAM, ALABAMA 35203
                            (TELEPHONE 205/254-5000)
                    ----------------------------------------

                  THE DATE OF THIS PROSPECTUS IS JUNE 2, 1997.

                              AVAILABLE INFORMATION

         SouthTrust is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied, upon payment of prescribed rates, at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, as well as at the following regional offices of the Commission: The Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2515 and Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding SouthTrust which files such information electronically with the Commission. The address of this web site is http://www.sec.gov. In addition, reports, proxy statements, information statements and other information concerning SouthTrust may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20096. This Prospectus does not contain all information set forth in the Registration Statements and Exhibits thereto which SouthTrust has filed with the Commission under the Securities Act and to which reference is hereby made.


              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by SouthTrust with the Commission are incorporated herein by reference as of their respective filing dates:

         (1) SouthTrust's annual report on Form 10-K for the year ended December 31, 1996 (including therein SouthTrust's Proxy Statement for its Annual Meeting of Stockholders held on April 16, 1997) (Commission File No. 0-3613);

         (2) SouthTrust's Current Report on Form 8-K dated January 22, 1997 (Commission File No. 0-3613); and

         (3) the description of SouthTrust's Common Stock appearing in SouthTrust's registration statement on Form S-4 (Registration No. 333-20059) under the caption, "DESCRIPTION OF CAPITAL STOCK Description of Common Stock," as filed on January 21, 1997 with the Commission.

         All documents subsequently filed by SouthTrust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of each such document. Any statement contained in this Prospectus or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The audited financial statements of SouthTrust incorporated herein by reference should only be read in conjunction with the discussion of financial condition and funding in SouthTrust's Annual Report on Form 10-K for the year ended December 31, 1996.

         SouthTrust will provide, without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such a request is to be directed to Aubrey D. Barnard, SouthTrust Corporation, SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama 35203 (telephone number: (205) 254-5000).

               REGISTRATION STATEMENT AND CERTAIN OTHER MATTERS

         A registration statement in respect of the shares of Common Stock of SouthTrust offered by this Prospectus has been filed with the Commission under the 1933 Act. For further information pertaining to SouthTrust and such shares, reference is made to such registration statement and to the exhibits and financial statements filed therewith or incorporated by reference therein as a part thereof. Statements in this Prospectus as to the contents of any document are not necessarily complete, and each such statement is qualified in all respects by reference to the copy of such documents so filed or incorporated by reference.


                               IDENTITY OF ISSUER

         The principal executive offices of SouthTrust are located at 420 North 20th Street, Birmingham, Alabama 35203, and its telephone number is (205) 254-5000.


                            THE SELLING STOCKHOLDERS
                                       AND
                    THE SHARES OF COMMON STOCK TO BE OFFERED

         The Selling Stockholders received the shares of Common Stock being offered by this Prospectus in connection with the execution of, and the consummation of the transactions contemplated by, the Agreement and Plan of Merger, dated as of December 10, 1996 (the "Merger Agreement"), between Charter, ST-Bank, ST-Sub and SouthTrust. Pursuant to the Merger Agreement, Charter has been merged with and into ST-Bank, and the stockholders of Charter have received, in exchange for their shares of common stock of Charter, shares of Common Stock of SouthTrust. The terms of the Merger Agreement provide that SouthTrust will register under the 1933 Act the shares of Common Stock of SouthTrust issued to the Selling Stockholders in the Merger, and the purpose of this Prospectus is to register for resale by the Selling Stockholders such shares of Common Stock of SouthTrust held by the Selling Stockholders.

         Set forth below is a listing of the Selling Stockholders and the number of shares of Common Stock of SouthTrust held by each:

                             Number of Shares            Number of Shares              Number of Shares Held
  Selling Stockholder     Held Prior to Offering     Offered Pursuant Hereto(1)    After Completion of Offering(2)
  -------------------     ----------------------     ------------------------      -----------------------------

  Judith Ann Baghose                45                          45                               0

Jane A. Berman, Cust
David Berman                        281                         281                              0


--------
       (1)Assumes that each Selling Stockholder will offer all of the SouthTrust Shares owned by such Selling Stockholder.

       (2)Assumes that each Selling Stockholder will sell all of the SouthTrust Shares owned by such Selling Stockholder.

Jane A. Berman, Cust
Jonathan Berman                          281           281             0

Arthur S. Bickel                         375           375             0

Riva Bickel                              375           375             0

Patricia Bishop                          187           187             0

Michael J. Callaway                        7             7             0

Gregory Catlin & Jody Catlin             751           751             0

Mary Lois Caudill Tr Mary Lois
Caudill Trust dated 7/26/96              187           187             0

Cede & Co.                             1,253         1,253             0

James J. Chaffin, Jr                  21,920        21,920             0

Judith A. Colvard                      2,282         2,282             0

Barbara J. Cuevas                        187           187             0

Carolyn Cuevas                           187           187             0

Diana Cuevas                             187           187             0

Gabino Cuevas                            939           939             0

Matthew Dibiase                          894           894             0

Elaine Donoghue                           43            43             0

Louis F. Donoghue                         43            43             0

Robert W. Federspiel                       7             7             0

Hedwig Feit Cust
Paul-Andre Feit Ugma NJ                  375           375             0

Field Nominees Limited                46,969        46,969             0

Field Nominees Limited-567395          2,119         2,119             0

Joyce Freitag                            374           374             0

W J Hill/C S Butts
Pension Trust                          1,879         1,879             0

Gerald Kadish & Marlene
Kadish                                   375           375             0

Raymond James & Associates
Cust Alfred H. Kennemer IRA            1,502         1,502             0

Alfred H. Kennemer                     1,972         1,972             0

Julia S.  Kennemer                       187           187             0

A G Becker Paribas Cust
FBO Pamela Lacaria IRA                    46            46             0

Perry A. Lacaria                       6,576         6,576             0

Perry A Lacaria TR Peyton A
Lacaria Trust                          3,175         3,175             0

LaSalle Cleaners, Inc.                 9,842         9,842             0

A K Lasalle Cust
Christina K. Lasalle                     450           450             0

Clark LaSalle & Mirella
LaSalle                                3,579         3,579             0

A K LaSalle Cust
Victoria H LaSalle                       450           450             0

Thomas E. Lee & Ruth P
Lee Ten Com                            7,985         7,985             0

Thomas Lee & Ruth Lee                  2,506         2,506             0

Dianne G. Light                       31,317        31,317             0

Deborah Lodge                             46            46             0

Paula A. Lojko                         4,697         4,697             0

Amy S. Louis                           4,071         4,071             0

Lynch Kennemer Earnhart &
Colvard PA
Profit Sharing Plan for
Dr. A. H. Kennemer                    14,468        14,468             0

Lynch Kennemer Earnhart &
Colvard PA
Profit Sharing Plan for
Dr. W.R. Earnhart                      5,073         5,073             0

Lynch Kennemer Earnhart &
Colvard PA
Profit Sharing Plan for

Dr. M.C. Colvard, Jr                   2,790         2,790             0

Lynch Kennemer Earnhart &
Colvard PA
Profit Sharing Plan for
Dr. H.J. Lynch                         5,073         5,073             0

Virginia Williams
Manthey Trustee
Decl of Tr Dtd
11/20/89 as amended                    1,879         1,879             0

Donald R. McGarahan Trustee
Revocable Tr dtd 2/17/84               9,395         9,395             0

Lillian B. McGarahan Trustee
Revocable Tr Dtd 2/17/84               9,395         9,395             0

Patricia M. Merrill & William
P. Merrill                                65            65             0

Nathan Miller & Carol Miller              43            43             0

Barbara S. Morrow                      1,879         1,879             0

C. Spencer Pompey &
Ruth Pompey                              375           375             0

Burton Reynolds                        1,879         1,879             0

Roschman Partners                     23,799        23,799             0

Jeffrey S. Roschman Cust
Taylor Alden Roschman                  5,824         5,824             0

Jeffrey S. Roschman                   84,399        84,399             0

John A. Roschman Trustee
Declarative Trust                     10,898        10,898             0

John A. Roschman Trustee
Revocable Trust Dtd 12/22/83         356,429       356,429             0

Robert J. Roschman                    59,729        59,729             0

Robert J. Roschman Cust
Logan P. Roschman                      1,127         1,127             0

Alison G. Shackelford                  4,071         4,071             0

Ann C. Simon                             187           187             0

Roy M. Simon                             939           939             0

John Spinner & Phyllis Spinner         1,520         1,520             0

Dorothy Stapelton Cust
Wendy W. Stapelton                    15,659        15,659             0

Dorothy Stapelton Cust
Walker R. Stapelton                   15,657        15,657             0

Sun Title & Abstract Co.
F. R. McAlonan Jr., Trustee              187           187             0

Lee S. Szykowny                        3,130         3,130             0

Lucius H. Weeks, Jr. Trustee
Lucius H. Weeks Revocable
Trust                                  3,758         3,758             0

Wesley P. Weeks                          563           563             0

Robert E. Wildman                      1,879         1,879             0



         All of the shares being offered by the Selling Stockholders were acquired by them from SouthTrust as of March 28, 1997, the Effective Date of the Merger, in a transaction exempt from the registration provisions of the 1933 Act, pursuant to the Merger Agreement. None of the Selling Stockholders acquired in the Merger one percent or more of the total number of shares of Common Stock of SouthTrust which are outstanding and none of the Selling Stockholders for at least the three years prior to the Merger has held any position or office with SouthTrust or its affiliates. Certain of the Selling Stockholders, their associates and affiliates may from time to time be customers of, engage in transactions with, or perform services for, SouthTrust, its affiliated banks and other subsidiaries of SouthTrust in the ordinary course of business.


                              PLAN OF DISTRIBUTION

         The sale of the shares offered hereby by the Selling Stockholders may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         SouthTrust is paying all of the expenses of registering the shares offered hereby under the 1933 Act (other than selling discounts and commissions and fees and expenses of counsel and other advisors to the Selling Stockholders), including filing, printing, legal, accounting and miscellaneous expenses in connection with this offering.

                                  LEGAL OPINION

         The legality of the securities offered hereby has been passed upon by Bradley Arant Rose & White LLP, Birmingham, Alabama, counsel for SouthTrust. As of December 31, 1996, partners and associates of the firm of Bradley Arant Rose & White LLP beneficially owned approximately 2,034,000 shares of Common Stock of SouthTrust.


                                     EXPERTS

         The consolidated financial statements of SouthTrust and its subsidiaries incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, for the periods indicated in their reports thereon and have been incorporated herein by reference in reliance on the authority of said firm as experts in giving said reports.

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SOUTHTRUST CORPORATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. EXCEPT WHERE OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS OF THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SOUTHTRUST CORPORATION SINCE THE DATE HEREOF.










                             SOUTHTRUST CORPORATION





                            ------------------------

                                 802,992 SHARES
                                  COMMON STOCK

                                 $2.50 PAR VALUE

                             -----------------------



                                   PROSPECTUS
                              DATED JUNE 2, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Other expenses of issuance and distribution of the securities being offered hereby are estimated as follows:

          SEC registration fee                     $ 9,383
         *Legal fees and expenses                    5,000
         *Accounting fees and expenses               5,000
         *Blue Sky fees and expenses                 1,000
         *Printing and engraving expenses              500
         *Miscellaneous expenses                       500
                                                    ------

          Total                                    $21,383
                                                    ======

------------------
*Estimated


ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Restated Certificate of Incorporation and the Bylaws of SouthTrust provide that SouthTrust shall indemnify its officers, directors, employees, and agents to the extent permitted by the General Corporation Law of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee, or agent of SouthTrust, against expenses (including attorney's fees), judgments, fines, and settlements incurred by him in connection with any such suit or proceeding, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of SouthTrust, and, in the case of a derivative action on behalf of SouthTrust, SouthTrust shall indemnify such persons only against expenses and then only if he not be adjudged to be liable for negligence or misconduct. SouthTrust also maintains insurance coverage relating to certain liabilities of officers and directors.


ITEM 16. EXHIBITS

         2 Merger Agreement, dated as of December 10, 1996, between Charter Bank, SouthTrust Bank of Florida, National Association, SouthTrust of Florida, Inc. and SouthTrust Corporation.

         *4(a) Certificate of Adoption of Resolutions designating Series A Junior Participating Preferred Stock, adopted February 22, 1989, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A (File No. 1-3613).

         *4(b) Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and Mellon Bank, N.A., Rights Agent, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A (File No. 1-3613).

         *4(c) Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National Westminster Bank USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's Registration Statement on Form S-3 (Reg. No. 33-13637).

         *4(d) Subordinated Indenture, dated as of May 1, 1992, between SouthTrust Corporation and Chemical Bank, which was filed as
                  Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No. 33-44857).

         *4(e) Composite Restated Bylaws of SouthTrust Corporation which were filed as Exhibit 4(e) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration No. 33-61557).

         *4(f) Composite Restated Certificate of Incorporation of SouthTrust Corporation which was filed as Exhibit 4(f) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration No. 33-61557).

         5        Opinion of Bradley Arant Rose & White LLP.

         23(a)    Consent of Bradley Arant Rose & White LLP (included in Exhibit
                  5).

         23(b)    Consent of Arthur Andersen LLP.

         24       Powers of Attorney.

-----------------------

*        Incorporated herein by reference.


ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of June 2, 1997.

                                                     SOUTHTRUST CORPORATION


                                            By: /s/ Wallace D. Malone, Jr.
                                               --------------------------------
                                                     Wallace D. Malone, Jr.
                                                      Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

 /s/Wallace D. Malone, Jr.
-------------------------------------                  Chairman, Chief                                 June 2, 1997
          Wallace D. Malone, Jr.           Executive Officer, President, Director

/s/ Aubrey D. Barnard
-------------------------------------             Secretary, Treasurer and                             June 2, 1997
          Aubrey D. Barnard                   Controller (Principal Accounting
                                                   and Financial Officer)

                  *
-------------------------------------                     Director
          H. Allen Franklin


-------------------------------------                     Director
           Van L. Richey


                  *
-------------------------------------                     Director
          William C. Hulsey

                  *
-------------------------------------                     Director
          John M. Bradford

                  *
-------------------------------------                     Director
     Wm. Kendrick Upchurch, Jr.


-------------------------------------                     Director
        Allen J. Keesler, Jr.


                  *
-------------------------------------                     Director
          F. Crowder Falls


-------------------------------------                     Director
           Carl F. Bailey


                  *
-------------------------------------                     Director
           Rex J. Lysinger



*By: /s/ William L. Prater                                                                             June 2, 1997
     ---------------------
          William L. Prater
          Attorney-in-Fact

                               INDEX TO EXHIBITS

2        Merger Agreement, dated as of December 10, 1996, between Charter Bank, SouthTrust Bank of
         Florida, National Association, SouthTrust of Florida, Inc. and SouthTrust Corporation.

*4(a)    Certificate of Adoption of Resolutions designating Series A Junior Participating Preferred
         Stock, adopted February 22, 1989, which was filed as Exhibit 1 to SouthTrust Corporation's
         Registration Statement on Form 8-A (File No. 1-3613).

*4(b)    Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and Mellon Bank, N.A., Rights Agent, which was filed as Exhibit 1 to SouthTrust Corporation's
         Registration Statement on Form 8-A (File No. 1-3613).

*4(c)    Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National Westminster Bank
         USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's Registration Statement on Form
         S-3 (Reg. No. 33-13637).

*4(d)    Subordinated Indenture, dated as of May 1, 1992, between SouthTrust Corporation and Chemical
         Bank, which was filed as Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of
         SouthTrust Corporation (Registration No. 33-44857).

*4(e)    Composite Restated Bylaws of SouthTrust Corporation which were filed as Exhibit 4(e) to the
         Registration Statement on Form S-4 of SouthTrust Corporation (Registration No. 33-61557).

*4(f)    Composite Restated Certificate of Incorporation of SouthTrust Corporation which was filed as
         Exhibit 4(f) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration
         No. 33-61557).

5        Opinion of Bradley Arant Rose & White LLP.

23(a)    Consent of Bradley Arant Rose & White LLP (included in Exhibit 5).

23(b)    Consent of Arthur Andersen LLP.

24       Powers of Attorney.

*  Incorporated herein by reference.